Exhibit No. 32.1


                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the quarterly report of Ambassador Food Services Corporation (the "Company") on Form 10-QSB for the nine months ended February 26, 2004, filed with the Securities and Exchange Commission (the "Report"), I, Robert A. Laudicina, Chief Executive Officer and Principal Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that:

     1. The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

     2. The information contained in the Report fairly presents, in all material respects, the consolidated financial condition of the Company as of the dates presented and consolidated results of operations of the Company for the periods presented.



Date:  April 13, 2004

                                                        /s/  Robert A. Laudicina
                                                        ------------------------
                                                             Robert A. Laudicina
                         Chief Executive Officer and Principal Financial Officer
                                            Ambassador Food Services Corporation



This certification has been furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002. A signed original of this written statement required by Section 906 has been provided to Ambassador Food Services Corporation and will be retained by Ambassador Food Services Corporation and furnished to the Securities and Exchange Commission or its staff upon request.